Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Moriah Shilton	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
Investorrelations@pacificethanol.com	415-433-3777	916-403-2790
paulk@pacificethanol.com

Pacific Ethanol Reports Third Quarter 2020 Results

●	Net income of $14.9 million and Adjusted EBITDA of $34.1 million

●	Adjusted EBITDA for the second half of 2020 expected to be in the range of $50 to $70 million

●	Total debt reduced by $29.3 million during the quarter

Sacramento, CA, November 9, 2020 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer of specialty alcohols and essential ingredients, reported its financial results for the three and nine months ended September 30, 2020.

“We have realigned our business around specialty alcohols and essential ingredients, focusing on the stable growth markets of Health, Home & Beauty, Food and Beverage and Essential Ingredients,” said Mike Kandris, Pacific Ethanol’s CEO. “Our 3rd quarter net income of $14.9 million and Adjusted EBITDA of $34.1 million reflect our efforts to reposition the company to produce sustainable and profitable results going forward. We have successfully transitioned production at our Pekin, Illinois campus to approximately 50% specialty alcohols. We are further expanding capacity at our Pekin facility and investing in quality assurance and certifications to expand addressable customers and markets to further build our business.

“To support these efforts, we raised $75 million in October through an equity offering, the net proceeds of which will significantly reduce legacy debt, improve our balance sheet, and be accretive to 2020 earnings per share on a pro forma basis. We took a further step with the recently announced agreement to sell the grain handling assets at our Burley, Idaho plant for $10 million, which will monetize idled assets at an accretive value. The proceeds will be used to prepay debt.

“We have many attractive reinvestment opportunities which we can complete with the support of our strengthened balance sheet. For example, we are investing in a capacity expansion of our yeast facility to increase annual production by 15%. We expect to complete this project by the third quarter of 2021.”

“We are reaffirming our second half of 2020 guidance of Adjusted EBITDA between $50 and $70 million dollars and $66 and $86 million dollars for the full year,” stated Bryon McGregor, Pacific Ethanol’s CFO. “The majority of our 2021 specialty alcohol production has already been contracted at fixed prices for terms of one year or more. We expect long-term tailwinds from continued growth in demand for specialty alcohols and essential ingredients.”

Financial Results for the Three Months Ended September 30, 2020 Compared to 2019

●	Net sales were $204.7 million, compared to $365.2 million.

●	Cost of goods sold was $183.8 million, compared to $380.0 million.

●	Gross profit was $20.9 million, compared to a gross loss of $14.8 million.

●	Selling, general and administrative expenses were $6.4 million, compared to $8.7 million.

●	Operating income was $26.3 million, compared to an operating loss of $23.5 million.

●	Income available to common stockholders was $14.9 million, or $0.24 per share, compared to a loss of $27.6 million, or $0.58 per share.

●	Adjusted EBITDA was positive $34.1 million, compared to negative $12.4 million.

●	Cash and cash equivalents were $38.7 million at September 30, 2020, compared to $19.0 million at December 31, 2019. Subsequent to the third quarter, on October 28, 2020, the company closed an underwritten public offering of common stock and pre-funded warrants and concurrent private offering of warrants, for net proceeds of approximately $70.0 million.

Financial Results for the Nine Months Ended September 30, 2020 Compared to 2019

●	Net sales were $728.2 million, compared to $1.1 billion.

●	Cost of goods sold was $689.0 million, compared to $1.1 billion.

●	Gross profit was $39.2 million, compared to a gross loss of $13.1 million.

●	Selling, general and administrative expenses were $25.2 million, compared to $23.6 million.

●	Operating income was $25.7 million, compared to an operating loss of $36.8 million.

●	Income available to common stockholders was $4.1 million, or $0.07 per share, compared to a loss of $48.8 million, or $1.04 per share.

●	Adjusted EBITDA was positive $50.6 million, compared to negative $3.6 million.

Third Quarter 2020 Results Conference Call

Management will host a conference call at 8:00 a.m. Pacific Time / 11:00 a.m. Eastern Time on Tuesday, November 10, 2020, and will deliver prepared remarks via webcast followed by a question and answer session.

The webcast for the call can be accessed from Pacific Ethanol’s website at www.pacificethanol.com. To gain immediate access to the call, bypass the operator and avoid the queue, you may pre-register by clicking here. Alternatively, you may dial the following number up to twenty minutes prior to the scheduled conference call time: (888) 869-1189 or (706) 643-5902 and reference 9127549.

If you are unable to participate in the live call, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Tuesday, November 10, 2020, through 2:00 p.m. Eastern Time on Tuesday, November 17, 2020. To access the replay, please dial (855) 859-2056. International callers should dial 00-1 (404) 537-3406. The pass code will be 9127549.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol, Inc. before interest expense, provision (benefit) for income taxes, asset impairments, loss on extinguishment of debt, purchase accounting adjustments, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) attributed to Pacific Ethanol, Inc. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributed to Pacific Ethanol, Inc. or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

Information reconciling forward-looking Adjusted EBITDA to forward-looking net income (loss) attributed to Pacific Ethanol, Inc. would require a forward-looking statement of net income (loss) attributed to Pacific Ethanol, Inc. prepared in accordance with GAAP, which is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to forward-looking net income (loss) attributed to Pacific Ethanol, Inc. because certain items required for reconciliation are uncertain, outside of the company’s control and/or cannot be reasonably predicted, such as fair value adjustments, asset impairments, if any, and provision (benefit) for income taxes, which the company views as the most material components of net income (loss) attributed to Pacific Ethanol, Inc. that are not presently estimable.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is a leading producer of specialty alcohols and essential ingredients. The company is focused on products for four key markets: Health, Home & Beauty, Food & Beverage, Essential Ingredients and Renewable Fuels. The company’s customers include major food and beverage companies and consumer products companies. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all specialty alcohol products for Pacific Ethanol’s distilleries as well as fuel grade ethanol for third parties. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning future market conditions, including the supply of and domestic and international demand for specialty alcohols, fuel-grade ethanol and co-products; the timing and success of Pacific Ethanol’s efforts to expand production capacity; the ability of Pacific Ethanol to timely close the sale of its grain handling assets at its Burley, Idaho plant; Adjusted EBITDA amounts that Pacific Ethanol might generate; and Pacific Ethanol’s other plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business. These factors include, among others, adverse economic and market conditions, including for specialty alcohols, fuel-grade ethanol and co-products; export conditions and international demand for fuel-grade ethanol and co-products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; the continued effects of the novel coronavirus on travel and the demand for transportation fuels, sanitizers and disinfectants; and the ability of Pacific Ethanol to timely and successfully execute on its strategic realignment initiatives and remain in compliance with its debt covenants, including Pacific Ethanol’s compliance with its prior and continuing obligation to obtain lender approval of a comprehensive plan to restructure its assets and liabilities, the failure of which currently enables its lenders to accelerate Pacific Ethanol’s debt. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the specialty alcohols and fuel-grade ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Prospectus Supplement filed with the Securities and Exchange Commission on October 26, 2020.

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net sales	$204,727	$365,160	$728,205	$1,067,264
Cost of goods sold	183,797	379,976	688,983	1,080,398
Gross profit (loss)	20,930	(14,816)	39,222	(13,134)
Selling, general and administrative expenses	(6,404)	(8,687)	(25,245)	(23,630)
Gain on litigation settlement	11,750	—	11,750	—
Income (loss) from operations	26,276	(23,503)	25,727	(36,764)
Interest expense, net	(4,199)	(5,163)	(14,153)	(15,014)
Fair value adjustments	(6,856)	—	(7,497)	—
Other income (expense), net	(6)	(407)	(1,164)	254
Income (loss) before benefit for income taxes	15,215	(29,073)	2,913	(51,524)
Benefit for income taxes	—	—	—	—
Consolidated net income (loss)	15,215	(29,073)	2,913	(51,524)
Net loss attributed to noncontrolling interests	—	1,747	2,166	3,662
Net income (loss) attributed to Pacific Ethanol, Inc.	$15,215	$(27,326)	$5,079	$(47,862)
Preferred stock dividends	$(319)	$(319)	$(949)	$(946)
Net income (loss) available to common stockholders	$14,896	$(27,645)	$4,130	$(48,808)
Net income (loss) per share, basic	$0.25	$(0.58)	$0.07	$(1.04)
Net income (loss) per share, diluted	$0.24	$(0.58)	$0.07	$(1.04)
Weighted-average shares outstanding, basic and diluted	58,503	47,777	55,620	47,030
Weighted-average shares outstanding, basic and diluted	61,699	47,777	57,958	47,030

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30,	December 31,
ASSETS	2020	2019
Current Assets:
Cash and cash equivalents	$38,730	$18,997
Accounts receivable, net	44,465	74,307
Inventories	37,706	60,600
Prepaid inventory	1,215	1,528
Assets held-for-sale	6,920	69,764
Derivative instruments	5,792	2,438
Other current assets	2,887	4,430
Total current assets	137,715	232,064
Property and equipment, net	306,251	332,526
Other Assets:
Right of use operating lease assets, net	21,710	24,346
Notes receivable	15,624	—
Assets held-for-sale	—	16,500
Intangible assets	2,678	2,678
Other assets	5,484	4,381
Total other assets	45,496	47,905
Total Assets	$489,462	$612,495

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	September 30,	December 31,
	2020	2019
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$17,582	$29,277
Accrued liabilities	11,721	22,331
Current portion – operating leases	2,541	3,457
Current portion – long-term debt	74,900	63,000
Liabilities held-for-sale	—	34,413
Derivative instruments	—	1,860
Other current liabilities	8,361	6,060
Total current liabilities	115,105	160,398

Long-term debt, net of current portion	87,989	180,795
Operating leases, net of current portion	19,659	21,171
Other liabilities	21,493	23,086
Total Liabilities	244,246	385,450

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of September 30, 2020 and December 31, 2019 Series B: 927 shares issued and outstanding as of September 30, 2020 and December 31, 2019	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 63,484 and 55,508 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	63	56
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Additional paid-in capital	963,606	942,307
Accumulated other comprehensive loss	(2,370)	(2,370)
Accumulated deficit	(716,084)	(720,214)
Total Pacific Ethanol, Inc. Stockholders’ Equity	245,216	219,780
Noncontrolling Interests	—	7,265
Total Stockholders’ Equity	245,216	227,045
Total Liabilities and Stockholders’ Equity	$489,462	$612,495

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (unaudited)	2020	2019	2020	2019
Net income (loss) attributed to Pacific Ethanol	$15,215	$(27,326)	$5,079	$(47,862)
Adjustments:
Interest expense, net*	4,003	5,163	13,785	15,014
Fair value adjustments	6,856	—	7,497	—
Benefit for income taxes	—	—	—	—
Depreciation and amortization expense*	8,049	9,751	24,254	29,232
Total adjustments	18,908	14,914	45,536	44,246
Adjusted EBITDA	$34,123	$(12,412)	$50,615	$(3,616)

*	Adjusted for noncontrolling interests.

Commodity Price Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2020	2019	2020	2019
Production gallons sold (in millions)	43.5	130.1	223.0	365.6
Third party gallons sold (in millions)	76.7	80.2	212.9	258.3
Total gallons sold (in millions)	120.2	210.3	435.9	623.9

Total gallons produced (in millions)	45.2	124.2	209.1	368.0
Production capacity utilization	40%	82%	54%	81%

Average ethanol sales price per gallon	$1.71	$1.61	$1.60	$1.59
Average CBOT ethanol price per gallon	$1.27	$1.41	$1.20	$1.38

Corn cost – CBOT equivalent	$3.29	$3.85	$3.49	$3.80
Average basis	0.22	0.47	0.29	0.42
Delivered cost of corn	$3.51	$4.32	$3.78	$4.22

Total co-product tons sold (in thousands)	255.5	720.4	1,177.5	2,096.0
Co-product return % (1)	50.2%	30.9%	44.6%	35.1%

(1)	Co-product revenue as a percentage of delivered cost of corn.